UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934

Filed by the Registrant     ☐
 Filed by a Party other than the Registrant     ☒
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☐            Preliminary Proxy Statement
☐            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☒           Definitive Additional Materials
☐            Soliciting Material Pursuant to Rule §240.14a-12

Managed Futures Premier Warrington L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MANAGED FUTURES PREMIER WARRINGTON L.P.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

January 9, 2015

Please be advised that you may access the enclosed proxy materials with respect to Managed Futures Premier Warrington L.P. (the “Partnership”) at www.proxyonline.com/docs/ManagedFuturesPremierWarringtonLP.pdf by entering your control number [123456789101].  The materials available on-line include (i) a cover letter to limited partners from Ceres Managed Futures LLC (the “General Partner”), (ii) a cover letter to limited partners from Scott Kimple, a limited partner of the Partnership and a principal of Warrington Asset Management, LLC, the trading advisor of the Partnership, (iii) a copy of the proxy statement, and (iv) a form of proxy.

The proxy materials request your approval to (i) waive the meeting of limited partners, and elect Warrington GP, LLC as the new general partner of the Partnership and (ii) to waive the 90-day notice period required by the Partnership’s limited partnership agreement for the General Partner to withdraw from the Partnership.  For reasons stated in the proxy materials, Scott Kimple recommends that you vote for the proposal. Scott Kimple is requesting that votes be cast on or before February 27, 2015.  However, the proposals will be deemed approved on the first date on which votes in favor of the proposals from limited partners holding a majority of each class of the units outstanding have been received.